UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2011

LAKE VICTORIA MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53291
(Commission File Number)

Not Applicable
(IRS Employer Identification No.)

Suite 810 – 675 West Hastings Street, Vancouver, British Columbia V6B 1N2
(Address of principal executive offices and Zip Code)

(604) 681-9635
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Option Agreements

On May 6, 2011, Lake Victoria Mining Company, Inc. (the “Company”) entered into four option and joint venture agreements with Otterburn Ventures Inc. (“Otterburn”) (collectively the “Agreements”), pursuant to which the Company granted Otterburn the right (the “Options”) to acquire up to an undivided 70% interest in and to certain primary mining licenses and prospecting licenses owned by the Company known as the Singida Gold Project, North Mara Gold Project, Kalemela Gold Project and Geita Gold Project (collectively the “Properties”) subject to Otterburn incurring certain expenditures on the Properties, issuing a certain number of its common shares, and making certain cash payments as further outlined below.

Closing of the Options is subject to the completion of a due diligence investigation of the title and environmental condition of the Properties to the satisfaction of Otterburn by May 20, 2011. Otterburn is under no obligation to make any cash payments or issue any common shares to Lake Victoria until the satisfactory completion of the due diligence investigation, other than payment of a deposit for each Property (as described below) which is due and payable by May 13, 2011. Otterburn may terminate the contract at any time prior to earning the 70% interest in any of the Properties. In the event of a termination of the Agreements by Otterburn, Otterburn will have no further right or interest in the Property and no further obligations under the Agreement. The Company may only terminate the Agreement if there is a default by Otterburn under the Agreement which has not been cured within the permitted time periods as further set out in the Agreements. There can be no assurance that the Options will be completed as proposed or at all.

In the event Otterburn exercises the Options and earns a 70% interest in any Property, the parties are deemed to enter into a joint venture for further exploration and development of the Property with Otterburn holding a 70% interest and the Company holding the remaining 30% interest. As a further condition of the Agreements, Otterburn agreed to enter into an exploration services agreement with Lake Victoria Resources (T) Ltd. (“LVMC Sub”) pursuant to which LVMC Sub will be retained to perform all recommended exploration work on the Properties for an initial twelve month term from the Effective Date which includes payment of a 12% management fee to LVMC Sub for all recommended exploration work performed by LVMC Sub.

Geita Option Agreement

In the option and joint venture agreement (the “Geita Option Agreement”) between the Company and Otterburn with respect to property located in the Geita District of the Mwanza Region of the United Republic of Tanzania (the “Geita Property”), the Company agreed to grant an exclusive option to Otterburn to acquire up to a 70% undivided interest in and to certain prospecting licenses with respect to the Geita Property. Pursuant the Geita Option Agreement, in consideration for the 70% option Otterburn will: (i) make a cash payment to the Company in the amount of $2,739.70 on May 20, 2011 (the “Effective Date”) representing all license fees paid by the Company; (ii) make cash payments to the Company in the aggregate of up to $150,000 over a two-year period commencing on the earlier of the completion by the Company of a concurrent private placement of approximately $6,750,000 or May 13, 2011 (the “Closing Date”); (iii) allot and issue up to 600,000 common shares of Otterburn to the Company over a two year period commencing on the Closing Date; and (iv) fund working costs up to $1,570,000 on the Geita Property over a three year period commencing on the Effective Date, as described in more detail in the Geita Option Agreement attached hereto as Exhibit 10.1 to this current report on Form 8-K.

Kalemela Option Agreement

In the option and joint venture agreement (the “Kalemela Option Agreement”) between the Company and Otterburn with respect to property located in the Magu District of the Mwanza Region of the United Republic of Tanzania (the “Kalemela Property”), the Company agreed to grant an exclusive option to Otterburn to acquire up to a 70% undivided interest in and to certain prospecting licenses with respect to the Kalemela Property. Pursuant the Kalemela Option Agreement, in consideration for the 70% option grant Otterburn will: (i) make a cash payment to the Company in the amount of $21,897.80 on the Effective Date representing all license fees paid by the Company;

(ii) make cash payments to the Company in the aggregate of up to $150,000 over a two-year period commencing on the Closing Date; (iii) allot and issue up to 600,000 common shares of Otterburn to the Company over a two year period commencing on the Effective Date; and (iv) fund working costs up to $1,350,000 on the Kalemela Property over a three year period commencing on the Effective Date, as described in more detail in the Kalemela Option Agreement attached hereto as Exhibit 10.2 to this current report on Form 8-K.

North Mara Option Agreement

In the option and joint venture agreement (the “North Mara Option Agreement”) between the Company and Otterburn with respect to property located in the Tarime District of the North Mara Region of the United Republic of Tanzania (the “North Mara Property”), the Company agreed to grant an exclusive option to Otterburn to acquire up to a 70% undivided interest in and to certain prospecting licenses with respect to the North Mara Property. Pursuant the Mara Option Agreement, in consideration for the 70% option grant Otterburn will: (i) make a cash payment to the Company in the amount of $32,015.20 on the Effective Date representing all license fees paid by the Company; (ii) make cash payments to the Company in the aggregate of up to $180,000 over a two-year period commencing on the Closing Date; (iii) allot and issue up to 900,000 common shares of Otterburn to the Company over a two year period commencing on the Effective Date; and (iv) fund working costs up to $1,850,000 on the Mara Property over a three year period commencing the Effective Date, as described in more detail in the North Mara Option Agreement attached hereto as Exhibit 10.3 to this current report on Form 8-K.

Singida Option Agreement

In the option and joint venture agreement (the “Singida Option Agreement”) among the Company, Ahmed Abubakar Magoma and Otterburn with respect to property located in the Singida Region of the United Republic of Tanzania (the “Singida Property”), the Company and Mr. Magoma agreed to grant an exclusive option to Otterburn to acquire up to a 70% undivided interest in and to certain prospecting licenses with respect to the Singida Property divided into two option grants. Pursuant the Singida Option Agreement, in consideration for 51% of the interest Otterburn will: (i) make a cash payment to the Company in the amount of $770 on the Effective Date representing all license fees paid by the Company; (ii) make cash payments to the Company in the aggregate of up to $400,000 over a two-year period commencing on the Closing Date; (iii) allot and issue up to 2,200,000 common shares of Otterburn to the Company over a two year period commencing on the Effective Date; and (iv) fund working costs up to $4,500,000 on the Singida Property over a three year period commencing on the Closing Date, as described in more detail in the Singida Option Agreement attached hereto as Exhibit 10.4 to this current report on Form 8-K.

Pursuant the Singida Option Agreement, in consideration for the remaining 19% interest Otterburn will: (i) allot and issue up to 1,000,000 common shares of Otterburn to the Company on or before the sixth anniversary date from the Effective Date; (ii) fund and complete a comprehensive report on the Singida Property compliant with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects, on or before the sixth anniversary date from the Effective Date; and (iii) fund working costs up to $750,000 on the Singida Property over a three year period from the Effective Date.

Item 9.01 Financial Statements and Exhibits

(d)                    Exhibits

10.1	Geita Option Agreement dated May 6, 2011 between Otterburn Ventures Inc. and the Company.

10.2	Kalemela Option Agreement dated May 6, 2011 between Otterburn Ventures Inc. and the Company.

10.3	North Mara Option Agreement dated May 6, 2011 between Otterburn Ventures Inc. and the Company.

10.4	Singida Option Agreement dated May 6, 2011 among Otterburn Ventures Inc., the Company and Ahmed Abubakar Magoma.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE VICTORIA MINING COMPANY, INC.

By:	/s/ Ming Zhu
Ming Zhu
Chief Financial Officer
Dated: May 11, 2011